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                                                                     EXHIBIT 4.1
                            FORM OF DEBT SECURITIES
                                  (DEBENTURE)

         UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY ") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                      PRINCIPAL AMOUNT
No: 1                                                            $150,000,000.00

CUSIP: 037411AM7              Apache Corporation
                          7.375% DEBENTURE DUE 2047

         APACHE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Fifty Million Dollars on August 15, 2047 ("Stated Maturity") and to pay interest thereon from August 13, 1997 or from the most recent date in respect of which interest has been paid or duly provided for, on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing February 15, 1998, and at Stated Maturity or upon such other date on which the principal of this Debenture becomes due and payable, whether by declaration of acceleration or otherwise, and including any Change in Control Purchase Date ("Maturity"), at the rate of 7.375% per annum, until the principal hereof is paid or duly made available for payment. If, however, a Tax Event (as defined below) occurs, the Company shall have the right to advance the Stated Maturity as provided for below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered as of the close of business on the January 31 or July 31, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each such date, a "Regular Record Date"). Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Debenture not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of and interest on this Debenture will be made at the office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person in whose name this Debenture is registered at the close of business on the related Record Date; provided further, that, notwithstanding anything else contained herein, if this Debenture is a Global Security and is held in book-entry form through the facilities of the Depository, payments on this Debenture will be made to the Depository or its nominee in accordance with the arrangements then in effect between the Trustee and the Depository.

         Reference is hereby made to the further provisions of this Debenture set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein, referred to in the within mentioned Indenture.

                                        The Chase Manhattan Bank, as Trustee


                                        By:_____________________________________
                                           Authorized Officer

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                               APACHE CORPORATION
                           7.375% DEBENTURE DUE 2047

         This Debenture is one of a duly authorized issue of Securities of the Company issued under an Indenture, dated as of February 15, 1996 and supplemented as of November 5, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) (the "Trustee", which term includes any successor trustee under the Indenture), designated as the 7.375% Debentures due 2047 (the "Debentures"). Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debentures which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture and this Debenture shall be governed by and construed in accordance with the laws of the State of New York.

         The Indenture provides for the defeasance of the Debentures and certain covenants in certain circumstances.

         This Debenture is unsecured as to payment of principal and interest, and ranks pari passu with all other unsecured unsubordinated indebtedness of the Company.

         Interest payments on this Debenture will include interest accrued to but excluding the applicable Interest Payment Date or Maturity hereof, as the case may be. Interest payments for this Debenture shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

         In the case where the applicable Interest Payment Date or Maturity with respect hereto, as the case may be, does not fall on a Business Day, payment of principal or interest otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity and no interest shall accrue with respect to such payment for the period from and after the Interest Payment Date or such Maturity, as the case may be, to the date of payment.

         The Debentures are not redeemable prior to Maturity and will not be subject to any sinking fund and, except as provided in the Indenture, will not be repayable prior to their Stated Maturity.

         If any Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         Upon the occurrence of a Tax Event, as defined below, the Company shall have the right, without the consent of the Holders of the Debentures, to advance the Stated Maturity of all, but not less than all, of the Debentures to the extent required, in the written opinion of a nationally recognized independent tax counsel experienced in such matters, such that, after advancing the Stated Maturity, interest paid on the Debentures will be deductible for Federal income tax purposes.

         In the event that the Company elects to exercise its right to advance the Stated Maturity of the Debentures on the occurrence of a Tax Event, the Company shall mail a notice of the advanced Stated Maturity to each Holder hereof in the manner provided in the Indenture by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new Stated Maturity of the Debentures, and shall cause this Debenture to be amended accordingly in the manner provided in the Indenture. Such notice shall be effective immediately upon mailing.

         "Tax Event" means that the Company shall have received the written opinion of a nationally recognized independent tax counsel experienced in such matters, to the effect that, on or after the date of the Debentures' issuance, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any proposed, temporary or final regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, authorization, ruling, regulatory procedure, notice or announcement, including any notice or announcement of proposal to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after, the date of the issuance of the Debentures, such change in tax laws or regulations creates a more than insubstantial risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by the Company for Federal income tax purposes.





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         As set forth in, and subject to the provisions of, the Indenture, no
Holder of any Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Debentures, (ii) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days after receipt of such written request and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debentures a direction inconsistent with such request within such 60 day period; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and premium, if any, or any interest on this Debenture on or after the respective due dates expressed herein or to require the purchase of its Debentures by the Company upon the occurrence of a Change in Control in accordance with the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series thereunder to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of such Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series thereunder at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain restrictive provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of any Debenture issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture. Notwithstanding the foregoing, no consent of Holders shall be required to advance the Stated Maturity of the Debentures as provided herein.

         No reference to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

         The Debentures are issuable only in fully registered form in denominations of $1,000 and integral multiples in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures of this series and of like tenor of any authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Debenture are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount and Stated Maturity will be issued to the designated transferee or transferees.

         Subject to the terms and conditions of the Indenture, if any Change in Control occurs prior to the Stated Maturity of this Debenture, the Company shall, at the option of the Holders, purchase all Securities for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, by a date which shall be 35 Business Days after the occurrence of such Change in Control, at a Change in Control Purchase Price equal to 100% of the principal amount plus accrued interest to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

         Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the paying agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Change in Control Purchase Price of all Securities or portions thereof to be purchased on the Change in Control Purchase Date is deposited with the Trustee on the Change in Control Purchase Date, interest shall cease to accrue on such Securities (or portions thereof) and on and after the Change in Control Purchase Date the Holders thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price upon surrender of such Securities).

         Subject to the terms of the Indenture, prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.





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         No service charge shall be made for any registration of transfer or exchange of this Debenture, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         This Debenture shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.





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     IN WITNESS WHEREOF, APACHE CORPORATION has caused this instrument to be duly executed under its corporate seal.


                                        APACHE CORPORATION



[SEAL]                                  BY
                                          ------------------------------
                                          Name: Matthew W. Dundrea
                                          Title: Treasurer


Attest:

BY
     --------------------------------
     Name:  Cheri L. Peper
     Title: Corporate Secretary

Date:





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                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
     Please insert Social Security or other identifying number of assignee

________________________________________________________________________________
              (please print or type name and address of assignee)

the within Security and all rights thereunder and does hereby irrevocably constitute and appoint the aforesaid assignee attorney to transfer the within Security on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________________            ________________________________


In the presence of:



________________________________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his authority to act must accompany the Security. The signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee
Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii)
The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.





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